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                                                                     Exhibit 3.3

                            TARGET THERAPEUTICS, INC.

                           CERTIFICATE OF AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION


      Target Therapeutics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, at a meeting duly convened and held, adopted resolutions proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the
Corporation:

      RESOLVED: That Article FOURTH, Sections A and B of the Restated Certificate of Incorporation of the Corporation be and hereby are amended in their entirety, but Section C is to remain the same and not to be affected by this Amendment with its preferred shares to be included in the total authorized shares:

            FOURTH:     A.    The aggregate number of shares which this
                              corporation shall have authority to issue is one hundred twenty-two million (122,000,000) shares of capital stock with a par value of $.0025 per share.

                        B. Of such authorized shares, one hundred twenty (120,000,000) shares shall be designated "Common Stock," and have a par value of $.0025 per share.

      SECOND: That the stockholders, at a meeting duly convened and held, adopted the foregoing amendment in accordance with the provisions of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.



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      IN WITNESS WHEREOF, Target Therapeutics, Inc. has caused this Certificate to be signed by Gary R. Bang, its President, and attested to by Michael W.
Hall, its Secretary, this 30th day of September, 1996.


                                    TARGET THERAPEUTICS, INC.



                                    By:   /s/  Gary R. Bang
                                       ----------------------------------
                                                  Gary R. Bang

                                    ATTEST:

                                    By:   /s/  Michael W. Hall
                                       ----------------------------------
                                                 Michael W. Hall













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